SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2001

LITTLEFIELD CORPORATION.
(exact name of registrant as specified in its charter)

Delaware	1-13530	74-2723809
(State or other jurisdiction of incorporation)	(Commissions File Number)	I.R.S. Employer Identification Number)

2501 North Lamar Blvd., Austin, Texas	78705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 476-5141

(Former name or former address, if changed since last report.) NA

Item 5. - Other Events.

On August 22, 2001, the purchase of Word of Mouth Catering, Inc. was completed for a total purchase price of $800,000. A cash payment of $300,000 was made to the sellers, stock was issue for $100,000, with the rest of the purchase price achieved through two seller notes, each for $200,000. The purchase was accomplished through Littlefield Corporation's wholly owned subsidiary, Littlefield Hospitality, and was merged with the tent rental business, Austin Tents & Events, a company that was purchased in November of 2000, and Premiere Party Rental, a party rental company purchased on July 18, 2001.

Item 7. - Exhibits.

Exhibit 1:

Press Release dated August 23, 2001.

Littlefield Corporation Announces Purchase of Word Of Mouth Catering

AUSTIN, Texas, Aug. 23 /PRNewswire/ -- Littlefield Corporation (Nasdaq: LTFD - news) announced today it has purchased Austin, Texas based Word Of Mouth Catering.

Word Of Mouth is a prominent fine catering company in Austin, Texas. It has been in business for eighteen (18) years. The purchase of Word Of Mouth Catering is logical, as the company has collaborated on events in the past with the other members of the Littlefield Hospitality Group; Austin Tents and Events and Premiere Party Rental. Word Of Mouth will merge its operations while maintaining its separate branded identity. For additional information and commentary from President and CEO, Jeffrey L Minch, please refer to www.littlefield.com , press releases section.

For Additional Information:

Risa Feit, Director of Marketing/Communications
512-476-5141 PH
512-476-5680 FX
rfeit@littlefield.com